UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

NorthStar Realty Finance Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	11-3707493 (I.R.S. Employer Identification No.)

527 Madison Avenue, 16th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 319-8801
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On February 28, 2007, NorthStar Realty Finance Corp. (the “Company”) issued $800 million face amount of collateralized debt obligations in its ninth collateralized debt obligation financing (“CDO IX”) through one of its subsidiaries. $759 million face amount of senior investment grade notes were issued and sold in a private placement. The Company retained all $7.0 million of the Class J notes, which are rated BB+, all $6.0 million of the Class K notes, which are rated BB, and all $28.0 million of the unrated income notes. The table below sets forth further information with respect to the structure of CDO IX (dollars in thousands).

Class of Notes	Moody’s/Fitch Ratings/S&P	Principal Amount	Auction Call Redemption Date[1]	Applicable Periodic Interest Rate[2]
Class A-1 Floating Rate Notes	Aaa/AAA/AAA	$512,000	February 2019	LIBOR 0.255	+ %

Class A-2 Floating Rate Notes	Aaa/AAA/AAA	$96,000	February 2019	LIBOR 0.280	+ %

Class A-3 Floating Rate Notes	Aaa/AAA/AAA	$48,000	February 2019	LIBOR 0.300	+ %

Class B Floating Rate Notes	Aa2/AA/AA	$37,280	February 2019	LIBOR 0.350	+ %

Class C Deferrable Fixed Rate Notes[3]	A1/A+/A+	$12,800	February 2019	5.7891%

Class D Deferrable Floating Rate Notes[3]	A2/A/A	$23,200	February 2019	LIBOR 0.570	+ %

Class E Deferrable Floating Rate Notes[3]	A3/A-/A-	$4,800	February 2019	LIBOR 0.680	+ %

Class F Deferrable Floating Rate Notes[3]	Baa1/BBB+/BBB+	$3,600	February 2019	LIBOR 1.050	+ %

Class G Deferrable Floating Rate Notes[3]	Baa2/BBB/BBB	$14,080	February 2019	LIBOR 1.300	+ %

Class H Deferrable Floating Rate Notes[3]	Baa3/BBB-/BBB-	$7,200	February 2019	LIBOR 1.600	+ %

Class J Deferrable Fixed Rate Notes[3]	Ba1/BB+/BB+	$7,040	February 2019	7.8016%

Class K Deferrable Fixed Rate Notes[3]	Ba2/BB/BB	$6,000	February 2019	8.4305%

Income Notes	Not Rated	$28,000	February 2019	N/A

_______________________________
1.	Contractual maturities are August 2052.
2.	Interest rate per annum; expressed to include a spread above LIBOR with respect to each class of floating rate notes; based on a 360-day year and actual number of days elapsed, in the case of the floating rate notes; and a 360-day year of twelve 30-day months, in the case of the fixed rate notes; payable monthly (except with respect to the initial payment date of June 7, 2007) in arrears on each payment date.
3.	So long as any class of notes remains outstanding that is senior to a class of deferrable notes, any interest on such deferrable notes not paid when due will be deferred and capitalized.

The total value of the underlying collateral portfolio is expected to be approximately $800 million and consist of approximately 72.4% commercial mortgage-backed securities, with the remainder consisting of debt of real estate investment trusts and other commercial real estate-related debt. Once fully invested, the portfolio is expected to have a weighted average credit rating of BBB-. Through February 28, 2007, the Company had acquired or entered into agreements to acquire approximately 77.5% of the assets that will comprise the fully-invested portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Finance Corp.
(Registrant)

Date: March 5, 2007	By:	/s/ Albert Tylis
Albert Tylis
Executive Vice President & General Counsel